Exhibit 8

Sidley Austin Brown & Wood LLP

beijing brussels chicago dallas geneva hong kong london	One South Dearborn Street Chicago, Illinois 60603 Telephone 312 853 7000 Facsimile 312 853 7036 www.sidley.com Founded 1866	los angeles new york san francisco shanghai singapore tokyo washington, d.c.

WRITER’S DIRECT NUMBER		writer’s e-mail address

December 21, 2005

HSBC Finance Corporation

2700 Sanders Road

Prospect Heights IL 60070

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission by HSBC Finance Corporation (the “Company”) on or about December 21, 2005 and to the prospectus (the “Prospectus”) included in such Registration Statement relating to the issuance of Debt Securities (the “Debt Securities”),Warrants to Purchase Debt Securities, Preferred Stock and Depositary Shares.

We are special tax counsel to the Company in connection with the Prospectus.  The statements in the Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, are correct in all material respects.  In rendering this opinion, we have relied without independent investigation on the description of the Debt Securities set forth in the Prospectus.  We hereby consent to the reference to this firm in the Prospectus under the headings “Certain United States Federal Income Tax Considerations,” and “Legal Opinions.”

We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP

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